Exhibit 10.1

NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

THIS NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT (“Agreement”) is entered into as of December 28, 2011, by and among Broadcast International, Inc., a Utah corporation (the “Company”), BI Acquisitions, Inc., a Utah Corporation (“BIA”), Interact Devices, Inc., a California corporation (“IDI” and, with the Company and BIA, each an “Issuer” and collectively the “Issuers”), Amir L. Ecker as Collateral Agent (the “Collateral Agent”), and the parties indicated as Purchasers on the signature page hereof (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, the Issuers desire to issue and sell, and the Purchasers desire to purchase, an aggregate of $1,300,000 face amount of Secured Promissory Notes to be issued by the Issuers in one or a series of notes in substantially the form attached hereto as Exhibit A (the “Notes”); and

WHEREAS, to secure the prompt payment and performance of their respective obligations hereunder and under the terms of the Notes, each of the Issuers has agreed to grant a security interest in certain of its assets as described herein in favor of the Collateral Agent for the benefit of the Purchasers.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Purchase and Sale of Notes.

1.1           Purchase and Sale of Notes.  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Issuers shall sell, issue, and deliver to each Purchaser, and each such Purchaser shall purchase, a Note in the amount indicated on the schedule attached hereto as Exhibit B.

1.2           Issuance of Warrants.  As an inducement to each Purchaser to purchase a Note, and as a condition of such purchase, and in an amount specified in Exhibit B, the Company shall issue to each Purchaser without additional consideration a warrant to purchase 27,500 shares of the Company’s common stock, par value $.05 per share (“Common Stock”) at a price of $0.65 per share for each $100,000 of principal of such Purchaser’s Note, which warrant shall be in the form of one or more warrants substantially in the form attached hereto as Exhibit C (each, a “Warrant”).  The Notes, the Warrants, and the Common Stock issuable upon exercise of the Warrants (the “Warrant Securities”) are sometimes hereinafter collectively referred to as the “Securities.”

1.3           Purchase Price.  The purchase price of each Note and Warrant (the “Purchase Price”) shall be equal to the principal amount of such Note, and the parties agree that no amount of the purchase price shall be allocated to the purchase of the Warrant.

1.4           Maturity.  Each Note shall mature and be due and payable in full on February 28, 2012 (the “Maturity Date”).

1.5           Repayment.  The Issuers hereby jointly, severally, and unconditionally promise to pay to each Purchaser the principal amount of such Purchaser’s Note and any unpaid interest thereon on the Maturity Date, unless such Note has been paid in full on an earlier date pursuant to the terms of Section 1.8 below.

1.6           Interest.  Interest on each Note shall accrue from the date of issuance until payment in full of all amounts payable hereunder, at an annual rate equal to one and one-half percent (1.5%) per month, compounded annually (the “Interest Rate”), and payable on the Maturity Date.  Interest shall be calculated on the basis of a 365-day year, based on the actual number of days elapsed.  From and after the occurrence of any Event of Default (as defined in the Notes) and during the pendency thereof, the Interest Rate shall be an annual rate equal to one and three-quarters percent (1.75%) per month, compounded annually.

1.7           Collateral.  To secure the prompt payment of the Notes pursuant to their terms, the Issuers shall grant to the Collateral Agent a security interest in certain personal property of the Issuers pursuant to Section 3.2 below.

1.8           Prepayment.

(a)           Subject in all respects to the provisions of Section 1.8(b), the Issuers at any time and from time to time may voluntarily prepay the Notes, in whole or in part, upon at least five (5) Business Days’ advance written notice to the Purchasers of such prepayment and not later than 10:00 A.M. on the date of prepayment.  Prepayments of principal under the Notes shall be accompanied by accrued and unpaid interest on the prepaid amount.  Any prepayment of principal shall be made pro rata to all Purchasers.

(b)           Subject to the provisions of Section 1.8(c), as a condition to any prepayment of principal under the Notes, whether such prepayment is voluntary or involuntary (including a prepayment resulting from the occurrence of an Event of Default and an acceleration of the Secured Obligations, as provided in the Notes), the Issuers shall pay pro rata to the Purchasers a prepayment privilege fee (the “Prepayment Premium”) equal to a (x) three percent (3.0%) of the initial principal balance of the Notes, less (y) amounts paid in interest prior to such prepayment (but not less than zero).  The Issuers acknowledge that the foregoing Prepayment Premium represents a reasonable and fair estimate for the loss that the Purchasers may sustain from the prepayment of the Notes, and further acknowledge that, except as specifically provided herein and in Section 1.8(c), they have no right to optionally prepay the Notes in whole or in part without paying the foregoing Prepayment Premium including, without limitation, following acceleration pursuant to the Notes.

(c)           Notwithstanding anything contained herein to the contrary, the entire unpaid principal balance, all accrued and unpaid interest, and other sums in respect of the Notes shall immediately become due and payable in the event that any of the Issuers raises additional capital, whether in the form of debt or equity.

2.	Closing, Delivery, and Payment.

2.1           Closing.  The transactions contemplated by this Agreement may be effectuated at one or more closings (each, a “Closing”), the initial Closing of which shall take place at 10:00 a.m. on December 28, 2011 (the “Initial Closing Date”), at the offices of Duane Morris, 30 South 17th Street, Philadelphia, PA 19103, or at such other time or place as the Company and the Purchasers may mutually agree, with such other subsequent Closings at such other times and places as the Company and the Purchasers shall determine.

2.2           Delivery and Payment.  At or prior to the Closing, subject to the terms and conditions hereof, the Issuers shall deliver to each Purchaser the applicable Note and the applicable Warrant, against payment by such Purchaser of the amount of the Purchase Price payable by such Purchaser by wire transfer (to the account identified by the Company) or other immediately available funds.

3.	Security Interests.

3.1           Definitions.  Terms defined in the UCC which are not otherwise defined in this Agreement are used herein as defined in the UCC.  The following terms, as used herein, have the meanings set forth below:

“Encumbrance” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, trade secrets, licenses, domain names, mask works, information, and proprietary rights and processes owned by any of the Issuers.

“Law” means any treaty, foreign, federal, state, or local statute, law, rule, regulation, ordinance, order, code, policy, or rule of common law, now or hereafter in effect, in each case as amended, and any judicial or administrative interpretation thereof by a governmental authority or otherwise, including any judicial or administrative order, consent decree, or judgment.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Waiver Agreement dated as of the date hereof (the “Waiver Agreement”) by and among the Company, Castlerigg Master Investments Ltd. (the “Senior Lender”), and the Collateral Agent, and all other documents or instruments contemplated by any of the foregoing or otherwise made or delivered in connection herewith or therewith of even date herewith.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), business, assets, operations, or results of operations of the Issuers taken as a whole.

“Person” means and includes any individual, any partnership, any corporation, any business trust, any joint stock company, any limited liability company, any unincorporated association, or any other entity and any domestic or foreign national, state, or local government, any political subdivision thereof, and any department, agency, authority, or bureau of any of the foregoing.

“Security Interests” means the security interests in the Collateral granted hereunder securing the Secured Obligations.

“UCC” means the Uniform Commercial Code as in effect on the date hereof in the Commonwealth of Pennsylvania, and as the same may be amended from time to time hereafter; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction, as the same may be amended from time to time hereafter, for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

3.2           Grant of Security.  Each Issuer hereby grants to the Collateral Agent a security interest in and lien on all of such Issuer’s right, title, and interest in and to all of such Issuer’s property described in this Section 3.2, whether now owned or existing or hereafter acquired or existing, and wherever located (collectively, the “Collateral”):

(a)           (i) rights to payment for goods sold or services rendered by such Issuer, including all accounts arising from sales or rendition of services made under any of such Issuer’s trade names or styles or through any of such Issuer’s divisions, regardless of how such right is evidenced, whether secured or unsecured, and whether or not specifically listed on schedules furnished to the Purchasers or the Collateral Agent (collectively, the “Accounts Receivable”), (ii) unpaid seller’s rights (including rights of rescission, replevin, reclamation, and stoppage in transit) relating to the foregoing or arising therefrom, (iii) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods, (iv) reserves and credit balances arising under any of the foregoing, (v) guarantees, letters of credit, collateral, or other supporting obligations supporting or securing any of the foregoing, and (vi) insurance policies or rights relating to any of the foregoing (collectively, including Accounts Receivable, the “Accounts”);

(b)           All books and records pertaining to the Accounts; and

(c)           All accessions and additions to, substitutions for, and replacements, products, and proceeds of any of the foregoing (including, without limitation, proceeds that constitute property of the types described in clauses (a) and (b) of this Section 3.2, and, to the extent not otherwise included, all (i) payments under insurance related to the Accounts (whether or not the Collateral Agent is the loss payees thereof), or any indemnity, warranty, guaranty, or letter of credit payable by reason of loss or damage to or otherwise with respect to any of the foregoing, and (ii) any and all supporting obligations in respect of any of the foregoing.

3.3           Security for Secured Obligations.  The provisions of Section 3 hereof secure the payment and performance of any and all obligations of the Issuers arising under or in respect of the Notes (the “Secured Obligations”).  The term “obligations” is used herein in the broadest sense possible, and includes all payment and performance obligations of the Issuers arising under the Notes, whether in respect of principal, interest, expenses hereunder or under any Transaction Document, fees, or any other amount and whether accruing before or after judgment or the commencement of any bankruptcy or insolvency proceedings in respect of the Issuers or any other Person, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the Issuers may be liable individually or jointly with others, whether recovery thereon may be or hereafter becomes barred by any statute of limitations or whether any of the foregoing may be or hereafter becomes otherwise unenforceable.  The Collateral Agent agrees that upon payment in full of each of the Notes pursuant to their terms, this Section 3 will be given no further force or effect and the Collateral Agent will release any financing statements naming the Issuers as debtor.

3.4           Further Assurances.

(a)           The Issuers agree that from time to time, at the expense of the Issuers, the Issuers shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, the Issuers shall (i) at the request of the Collateral Agent, mark conspicuously each document and agreement included in the Collateral, and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such Collateral is subject to the lien granted hereby, (ii) if any Collateral shall be, or shall be evidenced by, a promissory note or other instrument or chattel paper, deliver such item to the Collateral Agent duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent, and (iii) execute and file or record, as applicable, such financing statements, amendments thereto, continuation statements, agreements granting control to the Collateral Agent over all or any portion of the Collateral, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request from time to time in order to perfect and preserve the lien granted or purported to be granted hereby, all in form and substance reasonably satisfactory to the Collateral Agent.  Each Issuer hereby authorize the Collateral Agent, where permitted by Law, to file any financing statement, amendment thereto, or continuation statement, without such Issuer’s signature thereon.  Each Issuer hereby irrevocably makes, constitutes, and appoints the Collateral Agent (and all Persons designated by the Collateral Agent for that purpose) as such Issuer’s true and lawful attorney-in-fact to sign the name of such Issuer on any financing statement or other writing necessary or requested by the Collateral Agent to perfect its lien on or in any of the Collateral or to maintain the perfection thereof.

(b)           The Issuers shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Collateral Agent may reasonably request, all in reasonable detail.  Without limiting the generality of the foregoing, the Issuers shall, from time to time, execute and deliver to the Collateral Agent, in such form and manner as the Collateral Agent may reasonably require, solely for the Collateral Agent’s convenience in maintaining records of the Collateral, such confirmatory schedules of Accounts Receivable, and such other appropriate reports designating, identifying, and describing the Accounts Receivable, as the Collateral Agent may reasonably request.  In addition, upon the Collateral Agent’s request, the Issuers shall provide the Collateral Agent with copies of agreements with, or purchase orders from, the Issuers’ customers, of invoices to customers and proof of shipment or delivery and such other documentation and information relating to the Accounts Receivable and other Collateral as the Collateral Agent may from time to time reasonably request.  Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify, or otherwise limit the lien granted herein.  The Issuers hereby authorize the Collateral Agent to regard the Issuers’ printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by an authorized officer or agent of the Issuers.

(c)           The Issuers agree to maintain such books and records regarding Accounts Receivable and the other Collateral as the Collateral Agent may reasonably require, and agrees that the books and records of the Issuers will reflect the Collateral Agent’s liens on and in the Accounts Receivable and other Collateral.  All of the books and records of the Issuers, including any records handled or maintained for the Issuers by any other Person, shall be made available to the Collateral Agent or any of its representatives, during normal business hours and upon reasonable notice.  The Issuers shall not (i) change the location of their respective chief executive offices/chief places of business from that specified in Schedule 3.4(c) hereto or remove their books and records from the location specified in in Schedule 3.4(c) hereto, (ii) change their respective names (including the adoption of any new trade names), jurisdictions of incorporation, identities or corporate structure, or (iii) change the location of any other Collateral to a location not listed in in Schedule 3.4(c) hereto, unless, in any such case, it shall have provided at least thirty (30) days’ prior written notice to the Collateral Agent of any such change.  The Issuers shall from time to time notify the Collateral Agent of each location at which any portion of the Collateral or such books and records are to be kept for temporary processing, storage or similar purposes.  No action requiring notice to the Collateral Agent under this paragraph shall be effected until such filings and other measures as may be required under applicable law to continue uninterrupted the perfected lien of the Collateral Agent on and in the Collateral affected thereby shall have been taken, and until the Collateral Agent shall have received such opinions of counsel with respect thereto as it may have reasonably requested.

(d)           The Issuers shall defend the Collateral against all claims and demands of all Persons claiming an interest therein, subject to the provisions of the Waiver Agreement.  The Issuers shall pay promptly when due all property and other taxes, assessments, and governmental charges or levies imposed upon, and all claims against, the Collateral, except to the extent that (i) the Issuers are, in good faith and by appropriate proceedings, contesting the validity thereof and (ii) the Collateral that is the subject thereof is not in imminent risk of seizure, levy, sale, execution, or other process.

(e)           The Issuers confirm to the Collateral Agent that any and all taxes or fees relating to its business, including, but not limited to, its sales, the Accounts Receivable and all goods relating thereto, are its sole responsibility and shall be paid by the Issuers when due and that none of said taxes or fees represent an Encumbrance on the Collateral.  The Issuers shall maintain their respective status as validly existing corporations, and shall remain qualified to do business and in good standing in all states and other jurisdictions in which the failure to be so qualified and in good standing would have a Material Adverse Effect or a material adverse effect on the ability of the Issuers to enforce collection of Accounts Receivable due from customers residing in such locations.

3.5           Actions Affecting the Collateral.

(a)           Except with the Collateral Agent’s prior written consent, the Issuers shall not sell or otherwise dispose of any Collateral.

(b)           The Issuers shall take all necessary action to ensure that one or more of Issuers are (or, at all times after additional Collateral is acquired by any Issuer, will be) the absolute owner of the Collateral, with full right to create a lien thereon, free and clear of any and all claims or Encumbrances in favor of others other than the lien in favor of the Collateral Agent created hereby or any creditor pursuant to the terms of the Waiver Agreement.  The Issuers shall not grant, create, or permit to exist any Encumbrance upon all or any portion of the Collateral, or any proceeds thereof, in favor of any other Person other than the Collateral Agent, and shall not create, or permit to exist, any obligations that are secured thereby, except pursuant to the terms of the Waiver Agreement.

(c)           The Issuers shall not use, or permit any of the Collateral in its possession or subject to its control to be used, for any unlawful purpose or in violation of any applicable law.

(d)           Except with the prior approval of a majority of directors of the respective Issuers’ boards of directors, the Issuers shall not (i) other than in the ordinary course of business as generally conducted by the Issuers prior to the date hereof, (A) grant any extension of the time for payment of any of the Accounts, (B) compromise, compound, or settle any Account for less than the full amount thereof, (C) release, wholly or partially, any Person liable for the payment thereof, or (D) allow any credit or discount whatsoever thereon, or (ii) amend, modify, terminate, or waive any provision of any contract, license, or agreement giving rise to an Account in any manner that could reasonably be expected to materially adversely affect the value of such contract, license, or Account as Collateral.  The Issuers shall exercise promptly and diligently each and every material right it may have under any material contract, license or agreement giving rise to an Account (other than any right of termination), in a manner consistent with the ordinary and customary conduct of its business; and shall deliver to the Collateral Agent, upon request, a copy of each material demand, notice or document received by it relating in any way to any material contract, license or agreement giving rise to an Account.

(e)           Subject to the other provisions of this Agreement, each Issuer shall continue to collect, at its own expense, all amounts due or to become due to such Issuer under the Collateral.  In connection with such collections, the Issuers may take (and, at the Collateral Agent’s direction, shall take) such action as the Issuers or the Collateral Agent may deem necessary or advisable to enforce collection thereof.  Upon the occurrence and during the continuation of any Event of Default, all amounts and proceeds (including instruments) received by the Issuers in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property of the Issuers and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as Collateral or to be applied as provided by Section 3.10(d), as determined by the Collateral Agent.

(f)           The Issuers covenant and agree that none of them shall sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Issuers’ Intellectual Property.

3.6           Attorney-in-Fact.  Each Issuer hereby irrevocably appoints the Collateral Agent as such Issuer’s attorney-in-fact, with full power of substitution and with full authority in the place and stead of and in the name of such Issuer, the Collateral Agent, or otherwise, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:  (a) to perform or cause the performance of any obligation of the Issuers hereunder; (b) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (c) to receive, endorse, assign, and collect any and all checks, notes, drafts, and other negotiable and non-negotiable instruments, documents, and chattel paper in connection with clause (b) or (c) of this Section 3.6, and each Issuer waives notice of presentment, protest, and non-payment of any instrument, document, or chattel paper so endorsed or assigned; (d) to file any claims, take any action, or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent or the Issuers with respect to any of the Collateral; (e) to sell, transfer, assign, or otherwise deal in or with the Collateral or the proceeds or avails thereof, as full and effectually as if the Collateral Agent was the absolute owner thereof; (f) to receive, open, and dispose of all mail addressed to any of the Issuers and to notify postal authorities to change the address for delivery thereof to such address as the Collateral Agent may designate; and (g) to transmit to customers indebted on Accounts notice of the Collateral Agent’s interest therein and to notify customers indebted on Accounts to make payment directly to the Collateral Agent for the respective Issuer’s account.  The Issuers hereby ratify and approve all acts of the Collateral Agent taken pursuant to the foregoing appointment, other than acts of the Collateral Agent constituting gross negligence or willful misconduct, and the Collateral Agent, as the Issuers’ attorney-in-fact, will not be liable for any acts of commission or omission, or for any error of judgment or mistake of fact or law, other than those that result from the Collateral Agent’s gross negligence or willful misconduct.  The foregoing power, being coupled with an interest, is irrevocable for so long as this Agreement remains in effect.  The Issuers also authorize the Collateral Agent, at any time and from time to time, (i) to request from customers indebted on Accounts Receivable, in the name of the Collateral Agent or the Issuers or that of the Collateral Agent’s designee, information concerning the amounts owing on the Accounts Receivable, and (ii) to communicate in its own name with any party to any contract, agreement or instrument included in the Collateral with regard to the assignment of such contract, agreement or instrument and other matters relating thereto.

3.7           Collateral Agent May Perform.  If any Issuer fails to perform any agreement contained herein, the Collateral Agent may perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Purchasers under Section 9.1(f).

3.8           Duties.  The powers conferred on the Collateral Agent hereunder are solely to protect their interest in the Collateral and shall not impose any duty upon them to exercise any such powers.  Except for the safe custody of any Collateral in their possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Without limiting the generality of the foregoing, the Collateral Agent shall have no obligation to ascertain or to initiate any action with respect to or to inform the Issuers of maturity dates, conversion, call or exchange rights, offers to purchase the Collateral or any similar matters, notwithstanding the Collateral Agent’s knowledge.  The Collateral Agent shall have no duty to initiate any action to protect against the possibility of a decline in the value of the Collateral.

3.9           Events of Default.  An “Event of Default” has the meaning set forth in the Notes.

3.10           Remedies upon an Event of Default.

(a)           If any Event of Default has occurred and is continuing, in addition to any and all other rights and remedies provided for herein or otherwise available to the Collateral Agent, the Collateral Agent shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and any additional rights and remedies which may be provided to a secured party in any jurisdiction in which the collateral is located, and also may (i) require the Issuers to, and the Issuers hereby agree that it shall at their expense and upon the request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place, to be designated by the Collateral Agent, that is reasonably convenient to both parties, (ii) enter the premises where any of the Collateral is located and take and carry away all or any portion of the Collateral, by any of its representatives, with or without legal process, to a place of storage, and (iii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as the Collateral Agent may deem commercially reasonable, without assumption of any credit risk.  The Collateral Agent may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, at any private sale; and shall have the right to credit against the amount of the bid made therefor the amount payable to the Collateral Agent out of the net proceeds of such sale.

(b)           The Issuers agree that, to the extent that notice of sale shall be required by law, at least ten (10) Business Days’ notice to the Issuers of the time and place of any public or private sale is to be made shall constitute reasonable notification.  The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place it was so adjourned.  If sale of all or any part of the Collateral is made on credit or for future delivery (i) the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, (ii) the Secured Obligations shall be reduced only to the extent that payment is actually received by the Collateral Agent in respect of such sale, and (iii) the Collateral Agent shall not incur any liability if any purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(c)           Immediately upon the occurrence of any Event of Default and so long as such Event of Default is continuing, the Collateral Agent may, to the extent permitted by law, (i) remove from any premises where they may be located any and all documents, instruments, files, and records, and any receptacles or cabinets containing same, relating to the Accounts and other rights to payment of the Issuers, or the Collateral Agent may use, at the Issuers’ expense, any of the Issuers’ personnel, supplies or space at the Issuers’ places of business or otherwise, as may be necessary to properly administer and control the Accounts and other rights of payment or the handling of collections and realizations thereon, and (ii) bring suit, in the name of the Issuers or the Collateral Agent, and generally shall have all other rights respecting said Accounts or other rights to payment, including, without limitation, the right to accelerate or extend the time of payment, to settle, compromise or release in whole or in part any amounts owing thereon and to issue credits in the name of the Issuers or the Collateral Agent.

(d)           All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral, and all payments made in respect of the Collateral and received by the Collateral Agent may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for the Secured Obligations or may be applied (after payment to the Collateral Agent of the reasonable expenses, including reasonable attorneys’ fees and expenses, expert witnesses’ and consultants’ reasonable fees and expenses, and other amounts payable under Section 9.1(f)) at any time in whole or in part by the Collateral Agent against all or any part of the Secured Obligations in such order as the Collateral Agent shall elect, in its sole discretion.  Any surplus of such payments held by the Collateral Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the Issuers or to whomsoever may lawfully be entitled to receive such surplus.

(e)           The Collateral Agent may use (and each Issuer hereby grants a license to use), in connection with any assembly, preparation for disposition, or disposition of the Collateral, any of the Intellectual Property used by the Issuers, without payment or additional compensation therefor.

(f)           For the purposes of determining the rights of any purchaser of Collateral, recitals contained in any conveyance to any purchaser at any sale made hereunder shall conclusively establish the truth and accuracy of the matters therein stated, including, without limitation, nonpayment of the Secured Obligations and advertisement and conduct of such sale in the manner provided herein; and the Company hereby ratifies and confirms all legal acts that the Collateral Agent may do in carrying out the provisions of this Agreement.  Any sale of the Collateral or any part thereof pursuant to the provisions of this Section 3 shall operate to divest all right, title, interest, claim, and demand of the Issuers in and to the property sold and shall be a perpetual bar against the Issuers.  Nevertheless, if requested by the Collateral Agent so to do, the Issuers shall join in the execution, acknowledgment, and delivery of all proper conveyances, assignments, and transfers of the property so sold.  It shall not be necessary for the Collateral Agent to have physically present or constructively in their possession any of the Collateral at any such sale, and the Collateral Agent shall deliver all of the Collateral under its control to the purchaser thereof at such sale on the date of sale and, if it should be impossible or impracticable then to take actual delivery of the Collateral, the title and right of possession to that Collateral shall pass to the purchaser at such sale as completely as if such Collateral had been actually present and delivered.

4.	Representations and Warranties of the Company.

Each Issuer (unless a representation and warranty specifies that it is made by fewer than all of the Issuers) hereby represents and warrants to each Purchaser as of the date of this Agreement and as of the date of each Closing as follows:

4.1           Organization, Good Standing and Qualification.

(a)           The Company is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.  The Company has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Agreement, the Notes, the Warrants, and the other Transaction Documents to which it is a party; to issue, sell, and deliver the Notes and Warrants and, upon exercise thereof, the Warrant Securities; and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary.  The Company has delivered to the Purchasers true and complete copies of its certificate of incorporation, as amended from time to time (“Certificate”), and By-Laws, as in full force and effect on the date hereof.

(b)           Each of BIA and IDI (collectively, the “Affiliated Companies”) is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation.  Each of the Affiliated Companies has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Agreement, the Notes, and the other Transaction Documents to which it is a party; to issue, sell and deliver the Notes; and, to carry on its business as presently conducted and as presently proposed to be conducted.  Each of the Affiliated Companies is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary.  Each Affiliated Company has delivered to the Purchasers true and complete copies of its Certificate and By-Laws, as in full force and effect on the date hereof.

4.2           Capitalization; Voting Rights.

(a)           The authorized capital of the Company (“Capital Stock”) is as set forth or otherwise described in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”).  The Notes and Warrants, when issued and paid for in accordance with the terms hereof and thereof, and the Warrant Securities, when issued upon exercise of the Warrants, shall be validly issued, fully paid, non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or “blue-sky” laws and except for those imposed pursuant to this Agreement or any other Transaction Document.

(b)           The authorized capital of each of the Affiliated Companies (“Affiliated Company Capital Stock”) is as set forth on Schedule 4.3(b) hereto.  The issued and outstanding Affiliated Company Capital Stock of the Company is held in such amounts as set forth on Schedule 4.3(b) hereto.  All issued and outstanding shares of Affiliated Company Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable.  Except as set forth on Schedule 4.3(b) hereto, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from any of the Affiliated Companies of any of its securities.

4.3           Authorization; Binding Obligations.

(a)           All corporate action on the part of the Company, its directors, and stockholders necessary for the authorization, sale, issuance, and delivery of the Notes and Warrants and, upon exercise thereof, the Warrant Securities; the authorization, execution, and delivery of this Agreement and the other Transaction Documents; and, the performance of all obligations of the Company hereunder and thereunder, has been taken.  This Agreement, the Notes, the Warrants, and the other Transaction Documents to which it is a party, when executed and delivered, shall be valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

(b)           All corporate action on the part of each of the Affiliated Companies, its respective directors and stockholders necessary for the authorization, sale, issuance, and delivery of the Notes; the authorization, execution, and delivery of this Agreement and the other Transaction Documents; and, the performance of all obligations of the Company hereunder and thereunder, has been taken.  This Agreement, the Notes, and the other Transaction Documents to which it is a party, when executed and delivered, shall be valid and binding obligations of such Affiliated Company enforceable against it in accordance with their respective terms.

4.4           Compliance with Other Instruments.  Each Issuer is in compliance with all of the provisions of its Certificate and By-Laws.  The execution, delivery and performance by each Issuer of this Agreement and each of the other Transaction Documents to which it is a party, the issuance by the Company of the Notes and the Warrants and, upon the exercise thereof, the Warrant Securities, and the fulfillment and compliance with the respective terms hereof and thereof by the Issuers, do not and will not (a) conflict with or result in a material breach or violation of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of any Issuer pursuant to, (d) give any third party the right to accelerate any obligation under, or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court, administrative or governmental body, or any third party pursuant to, the Certificate or By-Laws of such Issuer, or any law, statute, rule, or regulation to which such Issuer is subject, or any agreement, instrument, order, judgment, or decree to which such Issuer is subject.

4.5           Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Notes and the Warrants and, upon the exercise thereof, the issuance of the Warrant Securities shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and shall have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or shall solicit any offers to sell or has offered to sell or shall offer to sell all or any part of the Securities to any Person so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

4.6           Liens.  The properties and assets of each of the Issuers is free and clear of all Encumbrances other than the security interest of Hitachi Capital America with respect to certain assets of the Company.

4.7           Full Disclosure.  The Company has provided the Purchasers with all the information that the Purchasers have requested in deciding whether to purchase the Notes.  No representation, warranty or statement made in this Agreement, any other Transaction Document, any document filed by the Company with the SEC pursuant to the Exchange Act or any agreement, certificate, statement or document furnished by or on behalf of the Company in connection with the purchase of the Notes contains or will contain any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

5.	Representations and Warranties of Purchasers.

Each Purchaser hereby represents and warrants to the Issuers as follows effective as of the date of any Closing on which such Purchaser purchased a Note hereunder:

5.1           Requisite Power and Authority.  The Purchaser, if an entity and not a natural person, is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and has full partnership, corporate, or other power and authority under its governing instruments and such laws to conduct its business as now conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  All action on the part of the Purchaser necessary for the authorization, execution, delivery, and performance of all obligations of the Purchaser under this Agreement and the other Transaction Documents to which it is a party has been (or will be) taken prior to or concurrently with the Closing.  Upon their execution and delivery, this Agreement and the other Transaction Documents to which it is a party shall be valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors’ rights, and by general principles of equity that restrict the availability of equitable remedies.

5.2           Investment Representations.  The Purchaser understands that the issuance of the Securities has not been registered under the Securities Act.  The Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement.  The Purchaser hereby represents and warrants to the Company as follows:

(a)           Purchaser Bears Economic Risk.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect such Purchaser’s own interests.  The Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.  The Purchaser understands that the Company has no present intention of registering the Securities.  The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act shall be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Purchaser might propose.

(b)           Acquisition for Own Account.  The Purchaser is acquiring the Securities for the Purchaser’s own account for investment only, and not with a view towards their distribution.

(c)           Purchaser Can Protect Its Interest.  The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(d)           Accredited Purchaser.  The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(e)           OFAC.  To comply with applicable U.S. laws, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), Purchaser represents and warrants that all payments by such Purchaser to the Company and all securities or payments made or distributions paid to the Purchaser from the Company will be made only in the Purchaser’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States.

(f)           Potential for Subordination.  The Purchaser understands that pursuant to the terms of the Waiver Agreement, in the event of a default by the Company of its obligations under the Notes upon the maturity thereof, under certain conditions the rights of the Purchasers under the Notes may be subordinated to the rights of the Senior Lender with respect to repayment.

6.	Survival of Representations and Warranties.

The representations and warranties made herein shall survive any investigation made by the other parties hereto and the Closing.

7.	Post-Closing Covenants.

7.1           Affirmative Covenants of the Issuers.  From the date hereof until the date on which all Notes, or any successor, substitute, or replacement notes shall have been paid in full pursuant to the terms herein and contained in the Notes, the following shall be true and/or each Issuer shall take, or permit or cause to be taken, each of the following actions, as applicable, unless otherwise provided by the prior written consent of Majority Purchasers (as defined below):

(a)           Use of Proceeds.  The Issuers shall use the net proceeds of the sale and issuance of the Notes for working capital.

(b)           Information Rights.  The Issuers shall maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied, shall keep full and complete financial records, and shall deliver to the Purchasers, within seven (7) days of request, such financial, contractual, or operational data of the Issuers as the Majority Purchasers (defined below) shall request in writing.

(c)           Priority of Liens and Debt.  The liens and security interests granted by any of the Issuers pursuant to the Transaction Documents, and the obligations secured thereby, shall at all times have the priority specified in the Waiver Agreement.

(d)           Corporate Existence.  Each Issuer shall at all times preserve and keep in full force and effect its corporate existence and licenses, authorizations, permits, rights, and franchises material to the business of the Issuers, and shall qualify to do business as a foreign corporation in all jurisdictions in which the nature of its activities and properties (both owned and leased) makes such qualification necessary.

(e)           Payment of Taxes.  Each Issuer shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon such Issuer or upon its respective income or profits, or upon any respective properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any such properties, provided that the Issuers shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith and by proper proceedings if such Issuer shall have set aside on its books adequate reserves with respect thereto.

(f)           Compliance with Laws, etc.  Each Issuer shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any regulatory agency.

(g)           Reservation of Securities.  The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, the Warrant Securities sufficient to allow the exercise in full of all of the Warrants.  The Company shall take all such actions as may be necessary to assure that all such Securities may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such Securities may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

(h)           Notice of Adverse Change.  The Company shall as promptly as practicable under the circumstances, but in any event within seven (7) days, give notice to the Collateral Agent and each Purchaser after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(i)           any Event of Default (as defined in the Notes);

(ii)          any other event of noncompliance by any Issuer under this Agreement;

(iii)         the institution of an action, suit, or proceeding against any Issuer before any court, administrative agency, or arbitrator including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition, or results of operations of Issuers, taken as a whole, whether or not arising in the ordinary course of business, or an Issuer receives any written demand or notice with respect to any of the foregoing; or

(iv)         any information relating to any Issuer which could reasonably be expected to materially and adversely affect the assets, property, business, or condition (financial or otherwise) of such Issuer or its ability to perform the terms of this Agreement or any Note, Warrant , or other Transaction Document.  Any notice given under this section shall specify the nature and period of existence of the condition, event, information, development, or circumstance, the anticipated effect thereof, and what actions any Issuer has taken and/or proposes to take with respect thereto.

7.2           Negative Covenants of the Issuers.  From the date hereof until the date on which all Notes, or any successor, substitute or replacement bonds, shall be paid in full or converted, no Issuer shall take, or permit or cause to be taken, any of the following actions without the prior written consent of the Purchasers:

(a)           Redeem or repurchase any outstanding Capital Stock or declare or pay or set aside for payment any dividend or distribution to any stockholder or on account of any Capital Stock of the Company or the capital stock of the Affiliated Companies (other than repurchases of employee or consultant common stock at cost upon termination of employment or service, or dividends or distributions payable by an Affiliated Company solely to the Company or in connection with the satisfaction of the Company’s obligations under Section 7.1(g)), or repay any amounts of principal, interest, or other obligations arising in connection with any convertible indebtedness of the Company other than on a pari passu basis with the Notes;

(b)           Issue or sell any capital stock of any Issuer other than in connection with the issuance of Warrant Securities to any Purchaser except to raise funds to retire the Notes in whole or in part;

(c)           Create, incur, or suffer to exist any indebtedness other than the following (collectively, “Permitted Indebtedness”):  (i) indebtedness existing on the date; (ii) indebtedness incurred to refund or call the Notes in their entirety; or (iii) any indebtedness approved by the holders of seventy five percent (75%) of the aggregate outstanding principal amount of the Notes at any time.

(d)           Merge or consolidate any Issuer with or into, or sell, transfer, license, or assign all or any substantial portion of its assets to, any Person, as a result of which merger or consolidation shares representing less than a majority of voting power of the issued and outstanding shares of the surviving or resulting entity were held, directly or indirectly, by the stockholders of the Company immediately prior to such merger or consolidation;

(e)           Sell, lease, or otherwise dispose of properties or assets having a book value representing more than ten percent (10%) of the net tangible assets of the Issuers as a whole as of the end of the most recent fiscal quarter;

(f)           Dissolve or otherwise liquidate any Issuer;

(g)           Engage in any activity outside the ordinary course of business, change the nature of any Issuer’s business operations, or invest any funds in any concern not strictly related to its business;

(h)           Amend any Issuer’s Certificate or By-Laws;

(g)           Enter into, directly or indirectly, any material transaction or material group of related transactions (including, without limitation, the purchase, lease, sale, or exchange of properties of any kind or the rendering of any service) with any Affiliate (defined below), except pursuant to the reasonable requirements of any Issuer’s business and upon fair and reasonable terms that are not materially less favorable to such Issuer than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate; or

(h)           Directly or indirectly create, incur, assume, or permit to exist (upon the happening of a contingency or otherwise) any Encumbrance on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of any Issuer, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, other than the lien existing as of the date hereof by the Company in favor of Hitachi Capital America.

8.             Consent of Purchasers.

Any action, election, consent, or other right of a Purchaser hereunder may be made, given, and/or exercised in writing by those Purchasers holding sixty six and two-thirds percent (66 2/3%) of the aggregate outstanding principal amount of the Notes (“Majority Purchasers”) in their sole discretion.  Such action, election, consent, or other right exercised may be affected by any available legal means, including at a meeting, by written consent, or otherwise.  Any such action, election, consent, or other right exercised by Majority Purchasers shall apply to and be binding upon all Purchasers.

9.	Collateral Agency Provisions.

9.1           Collateral Agent.

(a)           Appointment.  Each Purchaser hereby irrevocably appoints and authorizes the Collateral Agent to act as its agent hereunder and under this Agreement and the other Transaction Documents with such powers as are specifically delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto.  The Purchasers hereby appoint Imir Ecker as the initial Collateral Agent until his resignation or removal pursuant to Section 9.1(j) of this Agreement.

(b)           Powers and Immunities.  The Collateral Agent:  (i) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Transaction Documents, and shall not by reason of this Agreement or any other Transaction Document be a trustee for any Purchaser; (ii) shall not be responsible to the Purchasers for any recitals, statements, representations, or warranties contained in this Agreement or any other Transaction Document, or in any certificate or other document referred to or provided for in, or received by any Purchaser under, this Agreement or any other Transaction Document, or for the validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for herein or therein or for any failure by the Issuers to perform any of their obligations hereunder or thereunder; (iii) shall not be required to initiate or conduct any litigation or reasonable collection proceedings hereunder or any other Transaction Document, and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or any other Transaction Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  The Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The provisions of Sections 9.1(a) through 9.1(j), inclusive, hereof, are solely for the benefit of the Collateral Agent and the other Purchasers, and neither the Issuers nor any other Person (other than the Collateral Agent and the other Purchasers) shall have any rights as a third party beneficiary of any of the provisions hereof.  In performing its functions and duties under this Agreement and under the other Transaction Documents, the Collateral Agent shall act solely as agent of the Purchasers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Issuers or any other Person (other than the Purchasers).  The duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have by reason of this Agreement or any other Transaction Document a fiduciary relationship in respect of any Purchaser.

(c)           Reliance by Collateral Agent.  The Collateral Agent shall be entitled to rely upon any certification, notice, or other communication (including any thereof by telephone, telefax, telegram, or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants, or other experts selected by the Collateral Agent.  As to any matters not expressly provided for by this Agreement or any other Transaction Document, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder.

(d)           Defaults.  The Collateral Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless the Collateral Agent has received notice from a Purchaser or the Issuers specifying such Default or Event of Default and stating that such notice is a “Notice of Default.”  In the event that the Collateral Agent receives such a notice of the occurrence of a Default or an Event of Default, the Collateral Agent shall give prompt notice thereof to the Purchasers.  The Collateral Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Purchasers, provided that, unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Purchasers, provided, further, that to the extent any other provisions of this Agreement or the other Transaction Documents expressly require that any such action be taken or not be taken only with the consent and authorization of or at the request of the Majority Purchasers, the Collateral Agent shall not so act or refrain without the consent or authorization of the Majority Purchasers.

(e)           Rights of Collateral Agent as a Purchaser.  With respect to the Secured Obligations owed to it, the Collateral Agent in its capacity as a Purchaser hereunder shall have the same rights and powers hereunder as any other Purchaser and may exercise the same as though it were not acting as the Collateral Agent, and the term “Purchaser” or “Purchasers” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity.  In the event that any successor Collateral Agent is a bank or other licensed financial institution, such successor Collateral Agent may (without having to account therefor to any Purchaser) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Issuers and any Party (and any of their respective Affiliates) as if it were not acting as the Collateral Agent, and the Collateral Agent may accept fees and other consideration from the Issuers (in addition to any agency fees and arrangement fees heretofore agreed to between the Issuers and the Collateral Agent) for services in connection with this Agreement, the Bond Purchase Agreement or any other Transaction Document or otherwise without having to account for the same to the Purchasers.

(f)           Indemnification.  Each Purchaser severally agrees to indemnify the Collateral Agent, to the extent the Collateral Agent shall not have been reimbursed by the Issuers, ratably in accordance with the aggregate of its pro rata share (based on the aggregate principal amount of the Notes then outstanding), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements), or disbursements of any kind and nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however, that no Purchaser shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Collateral Agent.  If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

(g)           CONSEQUENTIAL DAMAGES.  THE COLLATERAL AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO ANY PURCHASER, ANY ISSUER, OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY, OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(h)           Payee of Note Treated as Owner.  The Collateral Agent may deem and treat the payee of any Note as the owner thereof and the holder of the Secured Obligations evidenced thereby for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Collateral Agent.  Any request, authority, or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

(i)           Non-Reliance on Collateral Agent and Other Purchasers.  Each Purchaser agrees that it has, independently and without reliance on the Collateral Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Issuers and the decision to enter into this Agreement and the other Transaction Documents and that it will, independently and without reliance upon the Collateral Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Transaction Documents.  The Collateral Agent shall not be required to keep itself (or any Purchaser) informed as to the performance or observance by the Issuers of this Agreement or any of the other Transaction Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Issuers or any other Person.  Except for notices, reports, and other documents and information expressly required to be furnished to the Purchasers by the Collateral Agent hereunder or under the other Transaction Documents, the Collateral Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the affairs, financial condition or business of the Issuers or any other information which may come into the possession of the Collateral Agent.

(j)           Failure to Act.  Except for action expressly required of the Collateral Agent hereunder or under the other Transaction Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Purchasers of their indemnification obligations under Section 9.1(f) of this Agreement against any and all liability and expense which may be incurred by the Collateral Agent by reason of taking, continuing to take, or failing to take any such action.

(k)           Resignation or Removal of Collateral Agent.  Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving at least thirty (30) days prior notice thereof to the Purchasers and the Issuers and the Collateral Agent may be removed at any time with or without cause by the Majority Purchasers.  Upon any such resignation or removal, the Majority Purchasers shall have the right to appoint a successor, with the prior written consent of the Issuers (which consent shall not be unreasonably withheld or delayed) if at the time of such appointment no Default shall have occurred and be continuing.  If no successor Collateral Agent shall have been so appointed by the Majority Purchasers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Agent’s notice of resignation or the removal of the retiring Collateral Agent by the Majority Purchasers, then the retiring Collateral Agent may, on behalf of the Purchasers, appoint a successor Collateral Agent.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder.  After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of Sections 9.1(a) through 9.1(j), inclusive, hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent hereunder.

9.2           Authority of the Collateral Agent and Limitation of Liability.

(a)           The Collateral Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

(b)           The Issuers agree to indemnify the Collateral Agent and the Collateral Agent’s directors, officers, employees, agents, and representatives, and hold them harmless from any and against all liabilities, losses, actions, suits, or proceedings, at law or in equity, and any other expenses, fees, or charges or any character or nature, including, without limitation, attorneys’ fees and expenses, that the Collateral Agent incurs by reason of its acting as the Collateral Agent under this Agreement, except to the extent the same shall be caused by the Collateral Agent’s gross negligence or willful misconduct.  The terms of this paragraph shall survive termination of this Agreement or resignation of the Collateral Agent.

9.3           Exercise of Remedies.  In the event of the commencement of foreclosure, liquidation, remedy, or action hereunder, the parties hereto will cooperate with each other, to the extent not prohibited by applicable law, in the exercise of the remedies of the Collateral Agent.  Each Purchaser acknowledges and agrees that the liens and security interests granted by the Issuers pursuant to the terms of this Agreement are in favor of the Collateral Agent, for the benefit of the Purchasers, and only the Collateral Agent has the rights and powers of a secured party as provided under the terms of this Agreement and the power to exercise remedies hereunder.

9.4           Provisions Concerning Insurance.  Each party hereto agrees that the Collateral Agent shall be entitled to obtain loss payee endorsements and additional insured status for the ratable benefit of the Purchasers with respect to any and all policies of insurance now or hereafter obtained by the Issuers insuring casualty or other loss to any property of the Issuers in which a lien or security interest has been granted to the Collateral Agent, and, in connection therewith, to file claims, settle disputes, make adjustments and take any and all other actions otherwise permitted to each party hereto in regard thereto which it may then deem advisable with respect to any assets of the Issuers.  The rights and priorities of the parties to any insurance proceeds, however, shall be as provided in this Agreement.

10.	Miscellaneous.

10.1           Governing Law.  This Agreement shall be governed in all respects by the laws of the Commonwealth of Pennsylvania, without reference to its conflicts of law principles.

10.2           Successors and Assigns.  No Issuer shall assign its rights hereunder or any part thereof to any other Person, and any attempted assignment shall be void.  Any Purchaser may assign or transfer any Note that it owns, provided that the assignee of such Note becomes, as of the effective date of any such assignment, a party to the Purchase Agreement.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Securities from time to time.

10.3           Further Assurance.  Each party shall execute such other documents and instruments, give such further assurance and perform such acts as are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

10.4           Entire Agreement.  This Agreement, the Notes, Warrants, and the other Transaction Documents constitute the entire agreement between the Issuers and the Purchasers with respect to the purchase and sale of the Securities and supersede all prior communications and agreements of the Issuers and the Purchaser with respect to the subject matter hereof and thereof.  All Exhibits and Schedules hereto are hereby incorporated herein by reference.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

10.5           Severability.  In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10.6           Amendment.  This Agreement may be amended or modified by the mutual agreement of the Issuers and Majority Purchasers.

10.7           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) three (3) Business Days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices to any Issuer shall be sent to the Issuers in care of the Company at 7050 Union Park Avenue, Suite 600, Salt Lake City, UT 84047, Attention:  Chief Executive Officer, in each case with an accompanying electronic mail notice to the Company.  All notices to Purchasers shall be sent to the address set forth on the signature pages hereof, with a copy to the Collateral Agent, and to Robert Fisk, Philadelphia Brokerage Corporation (“PBC”), Radnor Corporate Center Building Two, 100 Matsonford Road, Suite 111, Radnor, PA 19087, bfisk@philabrokerage.com.  All notices to the Collateral Agent shall be sent in care of Philadelphia Brokerage Corporation, Radnor corporate Center building Two, 100 Matsonford Road, Suite 111, Radnor, PA 19087, bfisk@philabrokerage.com, attention Collateral Agent.  Any of the Issuers, the Collateral Agent, or the Purchasers may designate a new address for notices upon ten (10) Business Days’ advance written notice to the other parties.  For purposes hereof, a “Business Day” is any day other than a Saturday, Sunday, or a holiday on which commercial banks in Pennsylvania generally are not open for the transaction of business.

10.8           Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

10.9           Counterparts.                                This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signatures delivered via electronic mail utilizing .pdf or other format shall be deemed original signatures for all purposes hereunder.

10.10           Waiver of Trial by Jury.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.11           Jurisdiction.  For the purpose of any suit, action, or proceeding arising out of or relating to this Agreement or any other Transaction Document, the Issuers hereby irrevocably consent and submit to the jurisdiction and venue of any of Courts of the Commonwealth of Pennsylvania, including, without limitation, the Court of Common Pleas of Montgomery County and the Federal District Court for the Eastern District of Pennsylvania, and appoint and constitute the Secretary of State of the Commonwealth of Pennsylvania as their agent to accept and acknowledge on its behalf all service of process in connection with any such matter, copies of which process shall be mailed or delivered to the Issuers.  The Issuers irrevocably waive any objection which it may now or hereinafter have to the laying of the venue of any suit, action, or proceeding brought in such court and any claim that such suit, action, or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon the Issuers.  The provisions of this Section 10.11 shall not limit or otherwise affect the right of the Purchasers to institute and conduct action in any other appropriate manner, jurisdiction, or court.

10.12           Expenses.

(a)           At the Closing, the Company shall (i) pay to PBC six and one-half percent (6.5%) cash consideration of the aggregate principal amount of the Notes, and (ii) issue to PBC or its designees warrants (the “Agent Warrants”) to purchase 50,000 shares of fully-paid Common Stock for each $1,000,000 of aggregate principal amount of the Notes.  The Agent Warrants shall be substantially the form of the Warrants.

(b)           The Issuers shall reimburse PBC for all costs and expenses (including without limitation attorneys’ fees) incurred by PBC in negotiating and effectuating the transactions contemplated herein and conducting its due diligence investigation of the Company up to a maximum of $30,000, payable at Closing.

(c)           Each Purchaser hereby acknowledges that Duane Morris LLP acted as counsel to PBC in connection with this Agreement and the transactions contemplated herewith and does not represent any Purchaser, and that each Purchaser has been instructed to obtain such Purchaser’s own independent legal, accounting, tax, and other advice in connection with the Purchase of the Notes.

10.13           Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

{remainder of page intentionally left blank}

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Agreement as of the date first set forth above.

BROADCAST INTERNATIONAL, INC., a Utah corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

BI ACQUISITIONS, INC., a Utah corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

INTERACT DEVICES, INC., a California corporation

By:	/s/ Rodney M. Tiede
Rodney M. Tiede, Chief Executive Officer

Collateral Agent

By:	/s/ Amir L. Ecker
Amir L. Ecker, as Collateral Agent

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 150,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 27, 2011

INVESTOR

By:	/s/ Amir L. Ecker

Print Name:	Amir L. Ecker

Title:

Name in which Note(s) and Warrants are to be registered:	Amir L. Ecker

Mailing Address:	800 Newtown Road Villanova, PA 19085

Address for delivery of Note(s) and Warrants (if different):

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 27 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 150,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 27, 2011

INVESTOR

By:	/s/ Amir L. Ecker

Print Name:	Amir L. Ecker

Title:	General Partner

Name in which Note(s) and Warrants are to be registered:	ACT Capital Partners, L.P.

Mailing Address:	2 Radnor Corporate Center Suite 111 Radnor, PA 19087

Address for delivery of Note(s) and Warrants (if different):

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 27 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 100,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 27, 2011

INVESTOR

By:	/s/ Bill De Witt

Print Name:	Bill De Witt

Title:	Partner

Name in which Note(s) and Warrants are to be registered:	De Witt Family Partnership

Mailing Address:	12966 Highland Oaks Ct. Fairfax, VA 22033

Address for delivery of Note(s) and Warrants (if different):

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 27 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 250,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 22, 2011

INVESTOR

By:	/s/ Xiaoying Gao

Print Name:	Xiaoying Gao

Title:	Individual

Name in which Note(s) and Warrants are to be registered:	Xiaoying Gao

Mailing Address:	5906 Highland Dr. Palatine, IL 60067

Address for delivery of Note(s) and Warrants (if different):	5906 Highland Dr. Palatine, IL 60067

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 22 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 200,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 27, 2011

INVESTOR

By:	/s/ J.M. Tilney

Print Name:	J.M. Tilney

Title:

Name in which Note(s) and Warrants are to be registered:	John M. Tilney

Mailing Address:	c/o Philadelphia Brokerage Corp. 2 Radnor Corp. Center Radnor, PA 19087

Address for delivery of Note(s) and Warrants (if different):

Taxpayer Identification Number:	UK Citizen

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 27 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 250,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 22, 2011

INVESTOR

By:	/s/ Gus Blass II

Print Name:	Gus Blass II

Title:

Name in which Note(s) and Warrants are to be registered:	Gus Blass II

Mailing Address:	16 W. Palisades Dr. Littel Rock, AR 72207

Address for delivery of Note(s) and Warrants (if different):	Same

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 22 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

INVESTOR SIGNATURE PAGE
TO
NOTE AND WARRANT PURCHASE AND SECURITY AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser:  $ 200,000

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of:  December 22, 2011

INVESTOR

By:	Illegible

Print Name:	Illegible

Title:	Trustee

Name in which Note(s) and Warrants are to be registered:	Illegible

Mailing Address:	Illegible

Address for delivery of Note(s) and Warrants (if different):	Illegible

Taxpayer Identification Number:	[Omitted]

Manner of Settlement:  As described in Section 2.2 of the Note and Warrant Purchase  and Security Agreement

Acknowledged this 22 day of December, 2011:

PHILADELPHIA BROKERAGE CORPORATION

By:	Illegible

Title:	Illegible

EXHIBIT A

Form of Note

{see attached}

EXHIBIT B

Schedule of Purchase Amounts

EXHIBIT C

Form of Warrant

{see attached}